UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2022

IGEN NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

31772 Casino Drive, Suite C Lake Elsinore, CA	92530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 912-5378

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 11, 2022, the Audit Committee of the Board of Directors of IGEN Networks Corp. (“IGEN”), upon completion of a formal proposal process with independent accounting firms, replaced Macias Gini & O’Connell (“MGO”) as its independent public accountants with the selection of Green Growth CPAs (“GGCPA”) as the independent public accountants to audit the financial statements of IGEN and its consolidated subsidiaries for the fiscal year ending December 31, 2021.

The reports of MGO on the consolidated financial statements of IGEN as of and for the fiscal year ended December 31, 2020 did not contain any adverse opinion or disclaimer of opinion. That report was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report did include an explanatory paragraph regarding the Company’s ability to continue as a going concern. During the fiscal year ended December 31, 2020 there were no disagreements between MGO and IGEN on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which such disagreements, if not resolved to the satisfaction of MGO, would have caused MGO to make reference to the subject matter of the disagreements in connection with their report. Furthermore, during the fiscal year ended December 31, 2020, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal year ended December 31, 2020 neither IGEN nor anyone on its behalf consulted GGCPA regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on IGEN's consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

IGEN provided MGO with a copy of this disclosure and requested MGO to furnish IGEN with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of MGO’s letter is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits.

16.1	Letter from Macias Gini & O’Connell dated March 4, 2022 regarding change in certifying accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

/s/ Neil Chan
Chief Executive Officer

Date: March 4, 2022

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